Exhibit 10.5

                                LOCK-UP AGREEMENT

       LOCK-UP AGREEMENT (the "Agreement") dated as of April 13, 2006, by and among INCENTRA SOLUTIONS, INC., a Nevada corporation (the "Company"), and JOSEPH
J. GRAZIANO ("Graziano").


                               W I T N E S S E T H

       WHEREAS, pursuant to the terms of a Stock Purchase Agreement dated as of April 13, 2006 (the "Purchase Agreement") between the Company, Graziano and Network System Technologies, Inc., an Illinois corporation, on the date hereof, the Company has agreed to issue to Graziano such number of shares of Common Stock, $.001 par value, of the Company (the "Common Stock") as determined pursuant to the Purchase Agreement; and

       WHEREAS, following the consummation of the transactions contemplated in the Purchase Agreement, Graziano will beneficially own approximately 1,034,483 shares of Common Stock; and

       WHEREAS, as a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement the Company, Graziano and Network System Technologies, Inc. desire to provide for certain restrictions on the transfer of such shares by Graziano;

       NOW THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, it is hereby agreed as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS
                               -------------------

       1.1 DEFINITIONS. Whenever used in this Agreement, unless otherwise defined or the subject matter or context dictates, the following terms shall have these respective meanings:

              (a) "Affiliate" shall have the meaning ascribed to it in Rule 12(b)(2) promulgated under the Securities Exchange Act of 1934, as amended.

              (b) "Agreement" means this Lock-up Agreement, any agreement which is supplementary to or in amendment or confirmation of this Agreement, and any schedules hereto or thereto.

              (c)    "Disposition" shall have the meaning assigned in
Section 2.1.

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              (d)    "Lock Up Expiration Date" means April 13, 2008.

              (e) "Person" means any individual, estate, trust, partnership, joint venture, limited liability company, association, firm, corporation, company or other entity.

              (f) "Shares" mean the shares of Common Stock beneficially owned by Graziano, as well as: (i) any shares into which such shares may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed; (ii) any shares of the Company or any successor or other body corporate which may be received by the holders of such shares on a Purchase, amalgamation or other reorganization of or including the Company; and (iii) any securities which may now or hereinafter be convertible or exercisable into such shares.

              (g)    "Transfer" shall have the meaning assigned in Section 2.1.


       1.2 EXTENDED MEANINGS. Words importing the singular number include the plural and vice versa and words importing gender include all genders.

                                   ARTICLE II

                              DISPOSITION OF SHARES
                              ---------------------


       2.1    RESTRICTION ON TRANSFER OF SHARES.

       (a) Except as provided in Section 2.1(b) and 2.1(c), prior to the Lock Up Expiration Date, Graziano may not sell, assign, transfer, mortgage, alienate, pledge, hypothecate, create or permit to exist a security interest in or lien on, place in trust or in any other way encumber or otherwise dispose of (any of the foregoing shall constitute a "Transfer," and the consummation of such being a "Disposition") any Shares now owned or any interest therein except as expressly permitted by the terms and provisions of this Agreement. The Company shall have no obligation to recognize or accede to any Disposition or to register any Transfer of Shares on its books unless such Disposition is effected in accordance with the terms and provisions of this Agreement. No Person who purports to be a holder of Shares acquired in violation of the terms and provisions of this Agreement shall be entitled to any rights with respect to such Shares, including any rights to vote such Shares, to receive any dividends declared thereon, or to receive any notice with respect thereto under this Agreement or otherwise.

       (b) Graziano may Transfer all or a portion of his Shares for estate planning purposes to a trust or other entity solely owned and controlled by Graziano. If Graziano intends to make a Disposition of all or a portion of his Shares pursuant to this paragraph, he shall give at least 30 days prior written notice of such proposed Disposition to the Company. Any such notice shall specify the number of Shares subject to such proposed disposition, identify the proposed transferee and state the relationship between Graziano and the proposed transferee.
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       (c)    Notwithstanding any provision to the contrary contained herein, on or after the Lock Up Expiration Date, Graziano (or any transferee allowed under Section 2.1(b) above to which Shares have been transferred) shall be permitted to Transfer or Dispose of the Shares in any lawful manner without notice to the Company unless, and to the extent, required by applicable law.

                                   ARTICLE III

                                  MISCELLANEOUS
                                  -------------

       3.1 LEGEND. The Company may cause each certificate representing Shares that are subject to this Agreement to have stamped, printed or typed thereon the following legend:

              The securities represented by this certificate are subject to a Lock-Up Agreement, dated as of April 13, 2006, among Incentra Solutions, Inc. (the "Company") and certain of its stockholders, a copy of which may be examined at the principal office of the Company.

       3.2 NOTICE. Any notice or document required or permitted by this Agreement to be given to a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid certified mail, return receipt requested, to the Company or to Graziano addressed as follows:

              the Company:              Incentra Solutions, Inc.
                                        1140 Pearl Street
                                        Boulder, Colorado  80302
                                        Attention:  Chief Financial Officer

              with a copy to:           Reed Guest, Esq.
                                        94 Underhill Road
                                        Orinda, CA 94563

              Graziano:                 Joseph J. Graziano
                                        2050-80 Finley Road
                                        Lombard, Illinois 60148


              with a copy to:           Jeffrey M. Hucek, Esq.
                                        1900 Spring Road, Suite 200
                                        Oak Brook, Illinois 60523

Notice so mailed shall be deemed to have been given upon receipt if delivered personally or on the fifth business day next following the date of the returned receipt. Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is delivered. Any party may from time to time notify the others in the manner provided herein of

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any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

       3.3    TERM OF AGREEMENT.

              (a) The provisions of this Agreement shall terminate as provided in Article II or on such earlier date as is mutually agreed in writing by the Company and Graziano.

              (b) Nothing contained in this Section 3.3 shall affect or impair any rights or obligations arising prior to the time of the termination of this Agreement, or which may arise by an event causing the termination of this Agreement.

       3.4 SEVERABILITY. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.

       3.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document.

       3.6 ENTIRE AGREEMENT; ETC. This Agreement sets forth the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto and there are no warranties, representations and other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Company and Graziano. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

       3.7 TRANSFEREES BOUND. Each Disposition otherwise permitted by Article II hereof shall not become effective unless and until the transferee executes and delivers to the Company a counterpart to this Agreement, agreeing to be treated in the same manner as Graziano. Upon such Disposition and such execution and delivery, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to the transferred Shares in the same manner as Graziano.

       4.8 GOVERNING LAW. This Agreement shall be construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed in Delaware.

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       IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                                        INCENTRA SOLUTIONS, INC.


                                        By: /s/ Thomas P. Sweeney III
                                            -------------------------
                                            Name:   Thomas P. Sweeney III
                                            Title:  Chief Executive Officer


                                        Joseph J. Graziano


                                        /s/ Joseph J. Graziano
                                        ----------------------